                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Turbochef Technologies, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         Turbochef Technologies, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                         TURBOCHEF TECHNOLOGIES, INC.

                         10500 METRIC DRIVE, SUITE 128
                              DALLAS, TEXAS 75243
                          __________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JUNE 15, 1999
                           _________________________


To our Stockholders:

     The 1999 Annual Meeting of Stockholders of TurboChef Technologies, Inc., a Delaware corporation (the "Company"), will be held at the offices of Henry, Meier & Jones, L.L.P., 1700 Pacific Avenue, Suite 2700, Dallas, Texas 75201 on Tuesday, June 15, 1999, beginning at 10:00 a.m., local time. At the meeting, the stockholders will consider and act upon the following matters:

     (1) a proposal to elect five (5) directors of the Company to serve as the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified;

     (2) a proposal to amend the Fourth Article of the Company's Restated Certificate of Incorporation to authorize a class of "blank check" preferred stock;

     (3) a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the 1999 fiscal year; and

     (4) such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on May 13, 1999 as the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

     A proxy and postage prepaid return envelope are enclosed for your convenience.

                                    By Order of the Board of Directors,



                                    Dennis J. Jameson
                                    Corporate Secretary

May 24, 1999
Dallas, Texas


     It is important that your shares be represented at the Annual Meeting. Please complete, date, sign, and mail the enclosed proxy card promptly in the return envelope provided, regardless of whether you plan to attend the Annual Meeting, so that your vote may be recorded. If you are present at the Annual Meeting, you may withdraw your proxy and vote in person if you so desire.

                         TURBOCHEF TECHNOLOGIES, INC.

                         10500 METRIC DRIVE, SUITE 128
                              DALLAS, TEXAS 75243
                            ________________________

                                PROXY STATEMENT
                            ________________________

     This Proxy Statement is furnished to the holders ("Stockholders") of common stock, par value $.01 per share ("Common Stock"), of TurboChef Technologies, Inc., a Delaware corporation ("TurboChef" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the 1999 Annual Meeting of Stockholders of TurboChef to be held on Tuesday, June 15, 1999, and any adjournment thereof. A copy of the Notice of Annual Meeting accompanies this Proxy Statement. It is anticipated that this Proxy Statement and the accompanying proxy card will be first mailed to Stockholders on or about May 24, 1999.

                                    GENERAL

     Stockholders Entitled to Vote. May 13, 1999, has been fixed as the record
     -----------------------------
date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of that date, the Company had outstanding 15,083,706 shares of Common Stock, the only outstanding voting securities of the Company. Stockholders are entitled to one vote for each share owned upon all matters to be considered at the Annual Meeting.

     Quorum. The presence at the Annual Meeting, in person or by proxy, of the
     ------
holders of a majority of the shares of Common Stock outstanding on May 13, 1999, will constitute a quorum, permitting the meeting to conduct its business. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

     Voting. If the accompanying proxy card is properly signed, returned to
     ------
the Company and not revoked, it will be voted as directed by the Stockholder. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote (i) for the slate of nominees for election as directors proposed by the Board of Directors, (ii) for the proposal to amend the Fourth Article of the Company's Restated Certificate of Incorporation to authorize a class of "blank check" preferred stock; (iii) for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the 1999 fiscal year, and (iv) as recommended by the Board of Directors with regard to any other matters or, if no recommendation is given, in their own discretion.

     The affirmative vote of a plurality of the votes cast at the Annual Meeting will be required for the election of directors. A properly executed proxy marked "FOR ALL EXCEPT" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item to be acted upon at the Annual Meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a vote against the matter in question.

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast with respect to any issue and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

     A list of Stockholders entitled to vote at the Annual Meeting will be open to examination by any Stockholder, for any purpose germane to the meeting, at 10500 Metric Drive, Suite 128, Dallas Texas 75243, during ordinary business hours for ten (10) days prior to the Annual Meeting. Such list shall also be available during the Annual Meeting.

     Revocation of a Proxy. A Stockholder may revoke his or her proxy at any
     ---------------------
time before it is exercised by filing with the Chairman of the Board of the Company at the Company's executive offices in Dallas, Texas, either a written notice of revocation or a duly executed proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

     By Whom and the Manner in which the Proxy is being Solicited.  The enclosed
     ------------------------------------------------------------
proxy is solicited by and on behalf of the Board of Directors of the Company. The expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company.

     In addition to the use of the mails, the Company will request persons holding Common Stock in their name or custody on behalf of others, or as nominees, to send proxy materials to their principals and request authority for the execution of the proxies and will reimburse such persons for their expense in so doing.

     To the extent necessary in order to assure sufficient representation at the Annual Meeting, officers and regular employees of the Company, at no additional compensation, may request the return of proxies personally or by telephone or telegram. The extent to which this will be necessary depends entirely on how promptly proxies are received, and Stockholders are urged to send in their proxies without delay. The Board of Directors has no knowledge or information that any other person will specifically engage any employees to solicit proxies.

     Annual Report. A copy of the Company's Annual Report to Stockholders for
     -------------
the year ended December 31, 1998, will be first mailed on or about May 24, 1999 to all Stockholders entitled to vote at the Annual Meeting. The Annual Report to Stockholders is not incorporated by reference into this Proxy Statement and is not to be deemed a part hereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 16, 1999, based on information obtained from the persons named below, relating to the beneficial ownership of shares of Common Stock (unless otherwise indicated ) by
(i) each beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director, (iii) each executive named in the Summary Compensation Table in "Executive Compensation" and (iv) all current executive officers and directors of the Company as a group.

                                      AMOUNT AND NATURE            PERCENT
 NAME AND ADDRESS                       OF BENEFICIAL                OF
OF BENEFICIAL OWNER                    OWNERSHIP /(1)/              CLASS
-------------------                    ---------------              ------
Jeffrey B. Bogatin
c/o TurboChef Technologies, Inc.
745 Fifth Avenue
New York, New York 10151 ..........      5,828,614/(2)/            37.07%

Philip R. McKee
6 Windsor Ridge
Frisco, Texas 75034 ...............      1,870,210/(3)/            12.40%

Donald J. Gogel
375 Park Avenue, 18th Floor
New York, New York 10152 ..........        454,834/(4)/             3.00%

Marion H. Antonini
79 Ferris Hill Road
New Canaan, Connecticut 06840 .....        133,834                  0.88%

Dennis J. Jameson
c/o TurboChef Technologies, Inc.
10500 Metric Drive, Ste. 128
Dallas, Texas 75243 ...............        133,500/(5)/             0.88%

Richard N. Caron
c/o TurboChef Technologies, Inc.
10500 Metric Drive, Ste. 128
Dallas, Texas 75243 ...............          2,500                  0.02%

Sir Anthony Jolliffe
Arrewig Farming Office
Arrewig Lane
Chartridge, Chesham Bucks HP52UA
England ...........................           -0-                    -0-

All directors and executive
officers as a group (7 persons) ...      6,555,282/(6)/            40.83%

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days have been exercised. Percentages herein assume a base of 15,083,706 shares of Common Stock outstanding, before any consideration is given to outstanding options or warrants. Certain of the Company's directors disclaim beneficial ownership of some of the shares included in the table.

(2) Includes 641,250 shares issuable upon exercise of immediately exercisable Options granted under the Company's 1994 Stock Option Plan, as amended (the "Option Plan"). Mr. Bogatin disclaims beneficial ownership of 957,896 shares held in a charitable foundation.

(3) Mr. McKee disclaims beneficial ownership of an aggregate 611,800 shares which are held in a charitable foundation and a trust.

(4) Includes 71,666 shares issuable upon exercise of immediately exercisable Options granted under the Option Plan. Mr. Gogel disclaims beneficial ownership of 83,000 shares held in a charitable foundation.

(5) Includes 125,000 shares issuable upon the exercise of immediately exercisable Options granted under the Option Plan.

(6) Includes an aggregate of 971,250 shares issuable upon exercise of immediately exercisable Options granted under the Option Plan.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("ten percent stockholders") to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. ("NASD"). Executive officers, directors and ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company's executive officers, directors and ten percent stockholders became subject to these requirements in April 1994, when the registration statement relating to the Company's initial public offering was declared effective by the SEC.

     Based solely upon the Company's review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 1998, all filing requirements applicable to its executive officers, directors and ten percent stockholders were fulfilled on a timely basis, except that (i) one report with respect to the sale by Jeffrey B. Bogatin of certain shares of Common Stock in April 1998 to certain persons upon the exercise of options granted by Mr. Bogatin was reported in August 1998, and (ii) one report with respect to the sale by Donald J. Gogel of shares of Common Stock in April 1998 to certain persons upon the exercise of options granted by Mr. Gogel was reported in August 1998.


                                  PROPOSAL 1

                          PROPOSAL TO ELECT DIRECTORS

GENERAL INFORMATION

     The Company's Board of Directors currently has five (5) Directors. In November 1998, the Board of Directors increased the size of the Company's Board from four (4) to five (5) members and appointed Sir Anthony Jolliffe to the Board. Five directors are to be elected at the Annual Meeting to serve, subject to the provisions of the Company's Bylaws, until the next Annual Meeting of Stockholders, and until their successors are duly elected and qualified.

     Each of the current members of the Board of Directors has been nominated by the Company to be reelected as a director at the Annual Meeting. The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that one or more nominees are unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors.

     Directors' Compensation; Attendance. Directors currently receive no cash
     -----------------------------------
compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. In connection with retaining Jeffrey B. Bogatin, Donald J. Gogel, Marion H. Antonini and Sir Anthony Jolliffe to serve as members of the Board of Directors, in fiscal year 1998 the Company granted (i) Mr. Bogatin options to acquire 270,000 shares of Common Stock, (ii) Mr. Gogel options to acquire 45,000 shares of Common Stock,
(iii) Mr. Antonini options to acquire 200,000 shares of Common Stock, and (iv) Mr. Jolliffe options to acquire 50,000 shares of Common Stock. All such options were granted under the Company's 1994 Stock Option Plan.

     During the last fiscal year, there has been two (2) meetings of the Board of Directors of the Company and twenty-five (25) unanimous written consents of the Board of Directors of the Company in lieu of meetings. Each director attended more than 75% of the total number of meetings of the Board of Directors and Committees on which he served.

     Committees of the Board. The Board of Directors has a Compensation
     -----------------------
Committee, an Audit Committee and an Executive Committee.

     Members of the Compensation Committee are Directors Gogel (Chairman) and Caron. The Compensation Committee is charged with reviewing the Company's general compensation strategy; establishing salaries and reviewing benefit programs (including pensions) for the Chief Executive Officer and those persons who report directly to him; reviewing, approving, recommending and administering the Company's incentive compensation and stock option plans and certain other compensation plans; and approving certain employment contracts. This committee met one (1) time during 1998.

     Members of the Audit Committee are Directors Gogel (Chairman) and Jolliffe. This committee is primarily concerned with the effectiveness of the audits of the Company by its internal audit staff and by the independent auditors. Its duties include: (1) recommending the selection of independent auditors; (2) reviewing the scope of the audit to be conducted by them, as well as the results of their audit; (3) reviewing the organization and scope of the Company's internal system of audit and financial controls; (4) appraising the Company's financial reporting activities (including its Proxy Statement and Annual Report) and the accounting standards and principles followed; and (5) examining other reviews relating to compliance by employees with important Company policies and applicable laws. There was one (1) meeting of the Audit Committee during 1998.

     Members of the Executive Committee are Directors Bogatin (Chairman), Antonini and Caron. The principal responsibilities of this committee are to review the Company's strategic planning process, allocation of resources and such other specific matters as from time to time are assigned by the Board. This committee met one (1) time during 1998.

     Election Arrangements. The Company has agreed, for a period of three years
     ---------------------
from June 12, 1996, to permit a designee of Whale Securities Co., L.P., the underwriter of the Company's secondary public offering (which designee may change from time to time) to serve as a non-voting advisor to the Company's Board of Directors.

     Certain Relationships and Related Transactions.  In April 1999, Mr.
     -----------------------------------------------
Bogatin and Mr. Gogel exercised certain stock options to purchase 200,000 and 40,000 shares, respectively of Common Stock. As payment for the aggregate exercise price of such options, Mr. Bogatin and Mr. Gogel tendered to the Company promissory notes in the principal amounts of $500,000 and $100,000, respectively. The principal amount of each promissory, together with all accrued interest, is due and payable on April 6, 2004. Each note bears interest at the federal discount rate as from time to time established by the Federal Reserve Board, per annum. The amounts due pursuant to the promissory notes are full-recourse obligations which are secured by separate pledge agreements between the Company and each of Mr. Bogatin and Mr. Gogel. Pursuant to such pledge agreements, all of the shares of Common Stock purchased by Mr. Bogatin and Mr. Gogel upon exercise of their respective stock options were pledged as collateral for the debts evidenced by their respective promissory notes.

NOMINEES

     Set forth below are the names and ages of the nominees, the principal occupation of each, the year in which first elected a director of the Company, the business experience of each for at least the past five years and certain other information concerning each of the nominees.

     MARION H. ANTONINI, age 68, has served as Chairman of the Board of Directors since April 1998. He also served as interim Chief Executive Officer of the Company from April 1998 until September 1998. From 1990 to 1997, Mr. Antonini was Chairman of the Board, President and Chief Executive Officer of Welbilt Corp., a commercial appliance manufacturer. Mr. Antonini is a director of Engelhard Corporation, Scientific-Atlanta, Inc. and Vulcan Materials Co.

     JEFFREY B. BOGATIN, age 50, a co-founder of the Company, has been a director of the Company since its inception in 1991 and served as Chairman of the Board until April 1998. He was also Treasurer of the Company until June 1996. Since 1975, Mr. Bogatin has served as President of Whitemarsh Industries, Inc., which was engaged in manufacturing and importing ladies apparel and is now involved with making venture capital investments.

     RICHARD N. CARON, age 42, has served as President and Chief Executive Officer of the Company and as a director since September 1998. Mr. Caron was employed by Arthur D. Little, Inc., an international technology and innovation consulting firm, from 1979 to 1998, holding the title of Director from 1991 and Practice Leader for Consumer Goods in North America from 1997 until he joined the Company.

     DONALD J. GOGEL, age 50, has been a director of the Company since April 1993. Since February 1989, Mr. Gogel has been a principal of Clayton, Dubilier & Rice, Inc., a private investment firm, and has served as President and Chief Executive Officer since January 1997. Mr. Gogel is a director of Jafra Cosmetics International.

     SIR ANTHONY JOLLIFFE, age 60, has been a director of the Company since November 1998. Since 1992, Sir Anthony has been Chairman of the Board of Directors of Managing for Industry Holding, Ltd., a privately-held international consulting firm. He is also a director of General Mediterranean Holdings, Ltd., a European-based firm with extensive interests in banking, aviation, hotel construction, advertising and pharmaceuticals.



THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
                 EACH DIRECTOR NOMINEE NAMED ABOVE.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning total compensation earned or paid by the Company's Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities as of December 31, 1998 for services rendered to the Company during each of the last three fiscal years.

                              ANNUAL COMPENSATION
                              -------------------

                                                                                       LONG TERM         NO. OF STOCK
NAME AND PRINCIPAL           FISCAL                                  ALL OTHER       COMPENSATION          OPTIONS
POSITION                      YEAR         SALARY        BONUS     COMPENSATION         AWARDS             GRANTED
--------                      ----         ------        -----     ------------         ------             -------
Marion H. Antonini
Chairman of the Board/(1)/    1998        $244,615       $ -0-          $-0-              $-0-            200,000

Richard N. Caron
President and Chief           1998        $ 92,308       $30,000        $-0-              $-0-            200,000
Executive Officer/(2)/

Philip R. McKee,              1998        $131,330       $ -0-          $-0-              $-0-               -0-
President and Chief           1997         121,870 /(4)/   -0-           -0-               -0-            108,000
Executive Officer /(3)/       1996          95,000         -0-           -0-               -0-            250,000

Dennis J. Jameson,            1998        $160,000       $33,750        $-0-              $-0-             20,000
Executive Vice President,     1997         150,000        24,327         -0-               -0-             20,000
Chief Financial Officer,      1996         135,000         7,500         -0-               -0-            120,000
Secretary and Treasurer

(1) Mr. Antonini was elected Chairman of the Board of Directors in April 1998 and served as interim Chief Executive Officer until September 1998.

(2) Mr. Caron was employed by the Company in September 1998, at which time he was elected President and Chief Executive Officer of the Company.

(3) In April 1998, Mr. McKee assumed the positions of Vice Chairman and Chief Technology Officer and Marion H. Antonini assumed the positions of Chairman of the Board and acting Chief Executive Officer. Mr. McKee resigned as an executive officer and director of the Company and separated from the Company effective August 1998.

(4) Includes $26,870 paid to Mr. McKee in 1997 for salary earned in 1993, 1994 and 1995.


OPTION GRANTS FOR FISCAL 1998

     The following table sets forth information with respect to stock option grants to the named executive officers during fiscal 1998 and the potential realizable value of such option grants.

     The hypothetical value of the options as of their date of grant has been calculated below, using the Black-Scholes option pricing model, as permitted by SEC rules, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and the Company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the Common Stock over the option exercise price at the time of exercise.

                       OPTION GRANTS IN LAST FISCAL YEAR
                       ---------------------------------

                                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                                              ASSUMED ANNUAL RATES OF
                                                                                           STOCK PRICE APPRECIATION FOR
                                               INDIVIDUAL GRANTS/(1)/                            OPTION TERM /(2)/
                                               ----------------------                            -----------------
                                 NUMBER OF
                                 SECURITIES     % OF TOTAL
                                 UNDERLYING     OPTIONS      EXERCISE
                                 OPTIONS        GRANTED TO   PRICE PER   EXPIRATION
NAME                             GRANTED        EMPLOYEES    SHARE       DATE                  5%           10%
----                             -------        ---------    --------    ---                --------    -----------
Marion H. Antonini               200,000        16.06%       $7.375     04/15/05           $600,000     $1,399,000

Richard N. Caron                 200,000        16.06%       $4.75      09/09/05           $387,000     $  901,000

Dennis J. Jameson                 20,000         1.61%       $7.00      11/02/05           $ 57,000     $  133,000

Philip R. McKee                    -0-            -0-         -0-         N/A                 N/A            N/A


/(1)/ These are options granted under the Company's 1994 Stock Option Plan, as amended, to acquire shares of Common Stock.


/(2)/ The potential realizable value of the options, if any, granted in 1998 to each of these executive officers was calculated by multiplying those options by the excess of (a) the assumed market value of Common Stock, at the end of option term, if the market value of Common Stock were to increase 5% or 10% in each year of the option's 7-year term over (b) the exercise price shown. This calculation does not take into account any taxes or other expenses which might be owed. The 7% and 10% appreciated rates are set forth in the SEC rules and no representation is, of course, made that the Common Stock will appreciate at these assumed rates or at all.


OPTION EXERCISES AND VALUES FOR FISCAL 1998

     The table below sets forth the following information with respect to option exercises during fiscal 1998 by each of the named executive officers and the status of their options at December 31, 1998:

     . the number of shares of Common Stock acquired upon exercise of options during fiscal 1998;

     . the aggregate dollar value realized upon the exercise of such options;

     . the total number of exercisable and non-exercisable stock options held at December 31, 1998; and

     . the aggregate dollar value of in-the-money exercisable options at December 31, 1998.


                        AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

                                   VALUE REALIZED     NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED IN-
                       SHARES      (MARKET PRICE          OPTIONS                   THE-MONEY OPTIONS AT
                      ACQUIRED ON  AT EXERCISE LESS     AT FISCAL YEAR-END            FISCAL YEAR-END/(1)/
                                                        ------------------            --------------------
NAME                   EXERCISE    EXERCISE PRICE)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------   --------    ---------------    -----------  -------------  -----------  -------------
Marion H. Antonini      -0-            $-0-            66,667        133,333     $116,667       $233,333
Richard N. Caron        -0-             -0-             -0-          200,000     $   -0-        $875,000
Dennis J. Jameson       -0-             -0-            85,000         75,000     $   -0-        $ 42,500
Philip R. McKee         -0-             -0-             -0-          358,000     $   -0-        $   -0-

/(1) / In accordance with certain rules promulgated by the SEC, the value of unexercised options equals fair market value of the shares underlying in-the-money options at December 31, 1998 ($9.125), less the exercise price, times the number of in-the-money options outstanding.


EXECUTIVE EMPLOYMENT AGREEMENTS

         In March 1998, the Company entered into a two-year employment agreement with Marion H. Antonini, providing for his employment as Chairman of the Board and acting Chief Executive Officer of the Company effective in April 1998. Pursuant to such employment agreement, Mr. Antonini will be entitled to receive an annual base salary of $300,000 and shall be granted options to acquire 200,000 shares of Common Stock at a price of $7.375 per share which will vest as follows: (i) options to acquire 66,667 shares will vest at such time as the Company executes an employment agreement with a new Chief Executive Officer, the recruitment of whom shall be one of Mr. Antonini's principal short-term responsibilities, (ii) options to acquire 66,667 will vest on March 5, 1999, and
(iii) options to acquire 66,666 shares of Common Stock will vest on March 5, 2000.

         In August 1998, the Company entered into an employment agreement with Richard N. Caron providing for his employment as President and Chief Executive Officer of the Company effective in September 1998. Pursuant to such employment agreement, Mr. Caron will be entitled to receive an annual base salary of $300,000 plus an annual bonus of up to 50% of his base salary, as determined by the Board of Directors. Mr. Caron also received a signing bonus of $60,000, with 50% of such amount being paid on October 1, 1998, and the remainder being paid on March 1, 1999. If Mr. Caron decides to terminate his employment prior to his one-year anniversary with the Company, the entire amount of such signing bonus must be repaid to the Company. Pursuant to his employment agreement, Mr. Caron shall be granted options to acquire 200,000 shares of Common Stock at a price of $4.75 per share which will vest in equal amounts over a three-year period. The employment agreement does not specify any term of employment.


                         TOTAL RETURNS TO STOCKHOLDERS

STOCK PERFORMANCE GRAPH
-----------------------

     The following line graph compares the total stockholder return (stock price growth plus dividends) of the Common Stock from April 7, 1994 through December 31, 1998, with the total stockholder return for the same period of a peer group index. The graph assumes that the value of the investment in the Common Stock and each index was $100 on April 7, 1994 and all dividends were reinvested. The Company notes that the Company's initial public offering occurred on April 7, 1994 and that the initial offering price of $2.50 was used as the beginning price for the Company's stock price on the performance graph.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                           BASE PERIOD RETURN  RETURN  RETURN  RETURN  RETURN
COMPANY/INDEX NAME                          APRIL '94   1994    1995    1996    1997    1998
------------------                          ---------   ----    ----    ----    ----    ----
     TurboChef Technologies, Inc.              100.00   66.47  547.62  842.86  276.19  347.62
     Peer Group Index*                         100.00  153.06  216.80  327.73  361.89  337.87
     Nasdaq Market Index                       100.00  102.34  132.74  164.95  201.77  284.56

          *The common stock of the following companies have been included in the peer group index: AquaCare Systems, Inc., Engineered Support Systems, Middleby Corp., Minuteman International, Inc., Pressmark International, Inc., Recovery Engineering, Inc., Tennant Co., TurboChef Technologies, Inc. and United States Filter Corp.

                                  PROPOSAL 2

                   PROPOSAL TO AMEND THE COMPANY'S RESTATED
               CERTIFICATE OF INCORPORATION TO AUTHORIZE A CLASS
                        OF BLANK CHECK PREFERRED STOCK

          The Board of Directors unanimously proposes that the Fourth Article of the Company's Restated Certificate of Incorporation be amended to authorize a class of preferred stock commonly known as "blank check" preferred stock. If such amendment is approved, the text of the Fourth Article of the Company's Restated Certificate of Incorporation would read in its entirety as follows:

               FOURTH: AUTHORIZED SHARES. The total number of shares of stock
                       -----------------
          which the Corporation shall have authority to issue is Fifty Five Million (55,000,000) shares consisting of Fifty Million (50,000,000) shares of Common Stock having a par value of one cent ($.01) per share and Five Million (5,000,000) shares of Preferred Stock having a stated value of one dollar ($1.00) per share.

               The Board of Directors is authorized, subject to any limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

               The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

               A. The number of shares constituting that series and the distinctive designation of that series;

               B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

               C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

               G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

               H. Any other relative rights, preferences and limitations of that series.

          The Board of Directors believes that amending the Fourth Article of the Company's Restated Certificate of Incorporation to authorize the issuance of up to Five Million (5,000,000) shares of Preferred Stock, $1.00 stated value per share (the "Preferred Stock"), is in the best interests of the Company and its stockholders. The Board of Directors further believes that the ability of the Board to issue one or more series of Preferred Stock will provide the Company with increased flexibility in structuring possible future financings, acquisitions and strategic alliances and in meeting other corporate needs.

          As amended, the Fourth Article of the Company's Restated Certificate of Incorporation would grant to the Board of Directors the power to authorize the issuance of one or more series of Preferred Stock and to determine with respect to any series of Preferred Stock, the preferences, rights and other terms of such series. Accordingly, by resolution of the Board of Directors, the

Board would establish the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of each series of Preferred Stock. The authorized Preferred Stock would be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which any shares of Preferred Stock may be listed or traded at the time of issuance or proposed issuance.

     It is not possible to determine the actual effect of the Preferred Stock on the rights of the holders of Common Stock until the Board of Directors determines the rights of the holders of a series of the Preferred Stock. However, such effects might include (i) restrictions on the payments of dividends to holders of the Common Stock; (ii) dilution of voting power to the extent that the holders of the Preferred Stock are given voting rights; (iii) dilution of the equity interests and voting power if the Preferred Stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.

     The Board of Directors is required by Delaware law to make any determination to issue shares of Preferred Stock based upon its judgment as advisable and in the best interests of the Stockholders and the Company. Although the Board of Directors has no present intention of doing so, it could, in the future, issue a series of Preferred Stock which, due to its terms, could impede or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other transaction. Consequently, the Board of Directors may be able to effectively block a transaction that some, or a majority of the Company's stockholders might believe to be in their best interests or in which the stockholders might receive a premium over then-prevailing market prices for the Common Stock. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in the Company's best interests, the Board of Directors could cause shares of Preferred Stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group or create a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors.

     Under Delaware law, the Stockholders will not have any dissenters' or appraisal rights in connection with the proposed amendment of the Restated Certificate of Incorporation. If the proposed amendment is approved by the Stockholders, it will become effective after filing a certificate of amendment required by the General Corporation Law of the State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THIS AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                                  PROPOSAL 3

           PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP, which audited the Company's 1998 financial statements, as the Company's independent public accountants for the year ending December 31, 1999.

     Effective December 21, 1998, the Company appointed Arthur Andersen LLP as the Company's independent public accountants for fiscal 1998 to replace KPMG LLP which resigned on that same date. The Company's Board of Directors approved the selection of Arthur Andersen LLP as independent public accountants upon the recommendation of the Board's Audit Committee.

     During the 1996 and 1997 fiscal years and the period of January 1, 1998 through December 21, 1998, there were no disagreements with KPMG LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. KMPG LLP's report on the Company's financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     A proposal to ratify the appointment of Arthur Andersen LLP will be presented at the Annual Meeting. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions. Ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1999 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event the Stockholders do not ratify the appointment of Arthur Andersen LLP for the forthcoming fiscal year such appointment will be reconsidered by the Board of Directors.

             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
               RATIFYING THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

                      STOCKHOLDER NOMINATION OF DIRECTORS

     Nominations of individuals other than those made by the Board of Directors must be in writing and be delivered to the Company not less than ten (10) days after the date on which notice of the Annual Meeting is first given to the Stockholders, or more than sixty (60) days prior to any Annual Meeting, whichever is later. Such nominations must include the information regarding the person advancing the nomination as well as information about the nominee as required by the Bylaws of the Company. Nominations not made according to these procedures will be disregarded.

                                   FORM 10-K

     THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO EACH PERSON, SOLICITED ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AND ALL EXHIBITS THERETO. STOCKHOLDERS WHO DESIRE SUCH MATERIALS SHOULD CONTACT MR. DENNIS J. JAMESON, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER BY TELEPHONE AT (214) 341-9471, OR WRITE TO TURBOCHEF TECHNOLOGIES, INC., 10500 METRIC DRIVE, SUITE 128, DALLAS, TEXAS 75243, ATTN:
DENNIS J. JAMESON.

                                OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no other business to be brought before the Annual Meeting requiring action of the Stockholders, nor does it have any information that other matters will be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     A Stockholder interested in presenting a proposal for consideration at the Company's Annual Meeting of Stockholders in 2000 and to be included in the Company's proxy statement and form of proxy for such annual meeting may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, Stockholder proposals must be received by the Company's Corporate Secretary no later than January 26, 2000.

                                         By Order Of The Board of Directors


                                         Dennis J. Jameson
                                         Corporate Secretary

May 24, 1999
Dallas, Texas

                                     PROXY
                                     -----

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                         TURBOCHEF TECHNOLOGIES, INC.


     The undersigned hereby appoints, Marion H. Antonini, Richard N. Caron, and Dennis J. Jameson, each with the full authority to act without any other, as proxies with full power of substitution, to vote and act for and in the name of the undersigned as fully as the undersigned could vote and act if personally present, at the annual meeting of stockholders of TurboChef Technologies, Inc. to be held on June 15, 1999 and at any adjournments thereof, as follows:

A  [X]    PLEASE MARK YOUR
          VOTES AS IN THIS
          EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS. IF OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR JUDGMENT.

PROPOSAL 1.    ELECTION            FOR    WITHHOLD       FOR ALL     NOMINEES:   MARION H. ANTONINI
               OF DIRECTORS        ALL    ALL             EXCEPT                 JEFFREY B. BOGATIN
                                   [_]    [_]            [_]                     RICHARD N. CARON
                                                                                 DONALD J. GOGEL
                                                                                 SIR ANTHONY JOLLIFFE

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO
VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR
ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME
IN THE SPACE PROVIDED BELOW.)

____________________________________

PROPOSAL 2.      TO AMEND THE FOURTH ARTICLE OF THE COMPANY'S              FOR             AGAINST                 ABSTAIN
                 RESTATED ARTICLES OF INCORPORATION TO AUTHORIZE           [_]                 [_]                     [_]
                 A CLASS OF BLANK CHECK PREFERRED STOCK.

PROPOSAL 3.      TO RATIFY THE APPOINTMENT OF ARTHUR                       FOR             AGAINST                 ABSTAIN
                 ANDERSEN LLP AS THE COMPANY'S INDEPENDENT                 [_]                 [_]                     [_]
                 PUBLIC ACCOUNTANTS FOR FISCAL 1999.

PROPOSAL 4.      IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED
                 TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
                 COME BEFORE THE MEETING OR ANY ADJOURNMENT
                 THEREOF.

SIGNATURE _____________________________ DATE __________ SIGNATURE
_____________________________ DATE __________

 NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF SHARES ARE HELD JOINTLY, SIGNATURE SHOULD INCLUDE BOTH NAMES. WHEN SIGNING AS AN EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR OTHER SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE AS SUCH.